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                                                                    EXHIBIT 23.3

                   CONSENT OF LEVINE, ZEIDMAN & DAITCH, P.C.

    We consent to the inclusion in this Registration Statement of 3Com Corporation on Form S-4 of our report dated February 24, 1992 relating to the financial statements of Star-Tek, Inc. for the year ended December 31, 1991 appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

LEVINE, ZEIDMAN & DAITCH, P.C.

Wellesley Hills, Massachusetts
March 22, 1995